UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
        4A-6(E)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to ss.240.14a-12

                      CLAYMORE EXCHANGE-TRADED FUND TRUST 2

                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


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                  CLAYMORE APPROVED SCRIPT (VIA TELEPHONE ONLY)
                  ---------------------------------------------

[NAME OF BROKER] HAS BEEN CONTACTED BY THE CLAYMORE ETFS (THE "ISSUER"), BY TELEPHONE, IN OUR CAPACITY AS CUSTODIAN TO HOLDERS OF THE ISSUER'S SHARES, IN CONNECTION WITH THE ISSUER'S SHAREHOLDER PROXY SOLICITATION EFFORT. WE UNDERSTAND THAT WRITTEN MATERIALS WERE PREVIOUSLY DISTRIBUTED BY THE ISSUER ASKING THAT YOU APPROVE A NEW INVESTMENT ADVISORY AGREEMENT FOR ALL CLAYMORE ETFS IN WHICH YOU OWN SHARES AS OF THE RECORD DATE. WE ARE CONTACTING YOU TO MAKE YOU AWARE OF THIS MOST RECENT MAILING, INTENDED FOR YOU AS THE BENEFICIAL OWNER. THE ISSUER INDICATED THE FOLLOWING DURING THE TELEPHONE COMMUNICATION:

The Issuer indicated that they were calling to indicate that Claymore ETFs are in the middle of an important shareholder proxy solicitation effort and they have not yet received some votes.

     o THEY INQUIRED AS TO WHETHER PROXY MATERIALS HAD BEEN RECEIVED AND INDICATED THAT IF THEY HAD NOT BEEN RECEIVED THAT THEY COULD EMAIL A PROXY CARD.

     o THEY NEXT INQUIRED AS TO PARTICIPATION IN THE VOTE AND INDICATED THAT ANYONE WHO WISHED TO PARTICIPATE SHOULD CONTACT THE ISSUER'S PROXY SOLICITOR, THE ALTMAN GROUP, AT 1-866-796-1290. THEY ALSO INDICATED THAT REPRESENTATIVES ARE AVAILABLE MONDAY THROUGH FRIDAY 9:30 AM TO 12:00 MIDNIGHT (EST), AND SATURDAY FROM 10:00 AM TO 9:00 PM (EST).

[NAME OF BROKER] IS CONTACTING YOU AS YOUR CUSTODIAN AND IS NOT ACTING AS A PROXY SOLICITATION AGENT FOR THE ISSUER. FURTHER [NAME OF BROKER] HAS NO RECOMMENDATION, OR DISCRETION, RELATING TO THE MANNER IN WHICH YOU VOTE, OR WHETHER YOU CHOOSE TO VOTE. IF YOU HAVE ANY FURTHER QUESTIONS PLEASE CALL THE ISSUER'S AGENT AT 1-866-796-1290.

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